UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 2, 2004

(Date of earliest event reported)

CNL INCOME FUND X, LTD.

(Exact name of registrant as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

0-20016	59-3004139
(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

(407) 540-2000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

During the nine months ended September 30, 2004, CNL Income Fund X, Ltd. (“the Partnership) identified for sale its property in North Richland Hills, Texas.

This Form 8-K is being filed to reflect the impact of the 2004 planned sale of the property listed above as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“FAS 144”).

In compliance with FAS 144, the Partnership has reported revenues and expenses related to the property listed above as income from discontinued operations for each period presented in its most recent quarterly report filed during 2004 (including the comparable periods of the prior year).

The same reclassifications to discontinued operations as required by FAS 144 subsequent to the identification for the sale of a property, is required for previously issued annual financial statements. The reclassifications have no effect on partners’ capital or net income.

This Report on Form 8-K updates Items 6, 7, 8, and 15 (a)(1) of the Partnership’s 10-K for the year ended December 31, 2003 to reflect the property identified for sale during 2004 as discontinued operations, as appropriate. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above. Readers should refer to the Partnership’s quarterly reports on Form 10-Q for information related to periods subsequent to December 31, 2003.

Index

Page Number

Selected Financial Data	4

Management’s Discussion and Analysis of Financial Condition and Results of Operation	5-11

Financial Statements	11-33

Signatures	34

Item 6.	Selected Financial Data

Year ended December 31:	2003	2002	2001	2000	1999
Continuing Operations (3):
Revenues	$2,670,436	$2,706,237	$2,621,456	$2,620,389	$2,695,171
Equity in earnings (loss) of unconsolidated joint ventures	616,705	578,394	(88,921)	449,576	380,616
Income from continuing operations (1)	2,628,529	2,627,185	1,870,313	2,503,596	1,988,066
Discontinued Operations (3):
Revenues	228,905	287,181	321,846	325,196	350,184
Income (loss) from and gain on disposal of dis-continued operations (2)	215,141	399,967	(137,659)	(37,808)	281,335
Net income	2,843,670	3,027,152	1,732,654	2,465,788	2,269,401
Income (loss) per Unit:
Continuing operations	$0.66	$0.66	$0.47	$0.63	$0.50
Discontinued operations	0.05	0.10	(0.04)	(0.01)	0.07

	$0.71	$0.76	$0.43	$0.62	$0.57

Cash distributions declared	$3,600,004	$3,600,004	$3,600,004	$3,600,004	$3,600,004
Cash distributions declared per Unit (2)	0.90	0.90	0.90	0.90	0.90
At December 31:
Total assets	$28,849,846	$29,592,357	$30,087,645	$32,124,183	$33,248,120
Total partners’ capital	27,691,542	28,447,876	29,020,728	30,888,078	32,022,294

(1)	Income from continuing operations for the years ended December 31, 2000 and 1999, includes $50,755 and $32,499, respectively, from gains on sale of assets. Income from continuing operations for the year ended December 31, 1999 includes $377,266 from provisions for write-down of assets.

(2)	Income (loss) from and gain on disposal of discontinued operations for the year ended December 31, 2002, includes $167,189 from a gain on disposal of discontinued operations and for the years ended December 31, 2001 and 2000 includes $391,186 and $287,275, respectively, from provisions for write-down of assets.

(3)	Certain items in the prior years’ financial data have been reclassified to conform to 2003 presentation. These reclassifications had no effect on net income. The results of operations relating to Properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented. The results of operations relating to Properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations.

The above selected financial data should be read in conjunction with the financial statements and related notes contained in Item 8 hereof.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Partnership was organized on April 16, 1990, to acquire for cash, either directly or through joint venture arrangements, both newly constructed and existing restaurant properties, as well as land upon which restaurant properties were to be constructed (the “Properties”), to be leased primarily to operators of national and regional fast-food and family-style restaurant chains (the “Restaurant Chains”). The leases are generally triple-net leases, with the lessees responsible for all repairs and maintenance, property taxes, insurance and utilities. The leases of the Properties provide for minimum base annual rental amounts (payable in monthly installments) ranging from approximately $28,800 to $218,200. Generally, the leases provide for percentage rent based on sales in excess of a specified amount. In addition, a majority of the leases provide that, commencing in specified lease years (ranging from the third to the sixth lease year), the annual base rent required under the terms of the lease will increase. As of December 31, 2001, the Partnership owned 35 Properties directly and 13 Properties indirectly through joint venture or tenancy in common arrangements. As of December 31, 2002 and 2003, the Partnership owned 34 Properties directly and 13 Properties indirectly through joint venture or tenancy in common arrangements.

Capital Resources

Cash from operating activities was $3,421,945, $3,465,982, and $3,127,850, for the years ended December 31, 2003, 2002, and 2001, respectively. Cash from operating activities during 2003, as compared to each of the previous years remained relatively constant.

Other sources and uses of cash included the following during the years ended December 31, 2003, 2002, and 2001.

In April 2001, the Partnership reinvested a portion of the proceeds from the 2000 sale of the Property in Lancaster, New York in a joint venture arrangement, CNL VIII, X, XII Kokomo Joint Venture, with CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd., each of which is a Florida limited partnership pursuant to the laws of the state of Florida and an affiliate of the General Partners, to purchase and hold one restaurant Property. The joint venture acquired this Property from CNL BB Corp., an affiliate of the General Partners. The affiliate had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the joint venture. The Partnership contributed approximately $211,200 and has a 10% interest in the profits and losses of the joint venture.

In August 2001, Peoria Joint Venture, in which the Partnership owned a 52% interest, sold its Property to a third party for approximately $1,786,900, resulting in a gain of approximately $136,700. As a result, the Partnership received approximately $899,500 representing its pro-rata share of the liquidation proceeds. In September 2001, Peoria Joint Venture was dissolved in accordance with the joint venture agreement. No gain or loss on the dissolution of the joint venture was recorded. In January 2002, the Partnership reinvested the majority of the liquidation proceeds in a Property in Austin, Texas, as tenants-in-common with CNL Income Fund XVIII, Ltd., which is a Florida limited partnership and an affiliate of the General Partners. The Partnership contributed $915,171 for an 81.65% interest in this Property. The Partnership acquired the Property from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Property in order to facilitate the acquisition of the Property by the tenancy in common. The purchase price paid by the tenancy in common represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Property.

In April 2002, the Partnership sold its Property in San Marcos, Texas to a third party and received net sales proceeds of approximately $1,161,100, resulting in a gain on disposal of discontinued operations of approximately $169,400. In May 2002, CNL Restaurant Investments III, in which the Partnership owns a 50% interest, sold its Property in Greensboro, North Carolina to the tenant and received net sales proceeds of approximately $1,143,500, resulting in a gain to the joint venture of approximately $371,500. The Partnership received approximately $571,700 as a return of capital from the joint venture. In addition, in June 2002, Ashland Joint Venture, in which the Partnership owns a 10.51% interest, sold its Property in Ashland, New Hampshire to the tenant and received net sales proceeds of $1,472,900, resulting in a gain to the joint venture of approximately $500,900. The Partnership reinvested the majority of the net sales proceeds from the sale of the Property in San Marcos, Texas and a portion of the return of capital received from CNL Restaurant Investments III in a Property in Houston, Texas at an approximate cost of $1,281,500. Ashland Joint Venture used the majority of the proceeds to invest in a Property in San Antonio, Texas at an approximate cost of $1,343,000. The Partnership and joint venture acquired these

Properties from CNL Funding 2001-A, LP, a Delaware limited partnership and an affiliate of the General Partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Partnership and joint venture. The purchase price paid by the Partnership and joint venture represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the Properties. In December 2002, the Partnership sold its Property in Ft. Pierce, Florida to a third party and received net sales proceeds of approximately $329,200, resulting in a loss on disposal of discontinued operations of approximately $2,200. The Partnership had recorded provisions for write-down of assets totaling $593,934 in previous years. In November 2003, the Partnership reinvested the remaining net sales proceeds received from the sale of the Property in Ft. Pierce, Florida in a Property in Tucker, Georgia with CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., and CNL Income Fund XV, Ltd. as tenants in common. Each of the CNL Income Funds is an affiliate of the General Partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $184,400 for a 12% interest in the Property.

In September 2003, CNL Ocean Shores Joint Venture, in which the Partnership owned a 69.06% interest, sold its Property to a third party for $824,600, resulting in a gain of approximately $413,700. As a result, the Partnership received approximately $541,900, representing its pro-rata share of the liquidation proceeds. The joint venture was dissolved in accordance with the joint venture agreement and no gain or loss was recognized on the dissolution. The General Partners intend to reinvest the liquidation proceeds in an additional property or will use the proceeds to meet working capital needs.

None of the Properties owned by the Partnership, or the joint ventures or tenancy in common arrangements in which the Partnership owns an interest, is or may be encumbered. Under its partnership agreement, the Partnership is prohibited from borrowing for any purpose; provided, however, that the General Partners or their affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the General Partners or their affiliates on behalf of the Partnership. Affiliates of the General Partners from time to time incur certain operating expenses on behalf of the Partnership for which the Partnership reimburses the affiliates without interest.

At December 31, 2003, the Partnership had $1,457,105 invested in cash and cash equivalents as compared to $1,287,619 at December 31, 2002. At December 31, 2003, these funds were held in demand deposit and money market accounts at commercial banks. The increase in cash and cash equivalents during 2003 was primarily attributable to the fact that in 2003, the Partnership received its pro rata share of the liquidation proceeds from the dissolution of CNL Ocean Shores Joint Venture. The increase in cash and cash equivalents was partially offset because during 2003, the Partnership reinvested the sales proceeds received from the sale of the Property in Ft. Pierce, Florida in a Property in Tucker, Georgia as tenants-in-common with affiliates of the general partners. As of December 31, 2003, the average interest rate earned on rental income held in demand deposit and money market accounts at commercial banks was less than one percent annually. The funds remaining at December 31, 2003, after payment of distributions and other liabilities, will be used to invest in an additional Property and to meet the Partnership’s working capital needs.

Short-Term Liquidity

The Partnership’s investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who generally meet specified financial standards minimizes the Partnership’s operating expenses. The General Partners believe that the leases will continue to generate cash flow in excess of operating expenses.

The Partnership’s short-term liquidity requirements consist primarily of the operating expenses of the Partnership.

The General Partners have the right, but not the obligation, to make additional capital contributions if they deem it appropriate in connection with the operations of the Partnership.

Due to low operating expenses and ongoing cash flow, the General Partners believe that the Partnership has sufficient working capital reserves at this time. In addition, because all leases of the Partnership’s Properties are on a triple-net basis, it is not anticipated that a permanent reserve for maintenance and repairs will be established at this time. To the extent, however, that the Partnership has insufficient funds for such purpose, the General Partners will contribute to the Partnership an aggregate amount of up to one percent of the offering proceeds for maintenance and repairs.

The Partnership generally distributes cash from operating activities remaining after the payment of the operating expenses of the Partnership, to the extent that the General Partners determine that such funds are available for distribution. Based on current and anticipated future cash from operations, the Partnership declared distributions to the Limited Partners of $3,600,004, for the years ended December 31, 2003, 2002 and 2001. This represents distributions of $0.90 per Unit for each year. No distributions were made to the General Partners during the years ended December 31, 2003, 2002 and 2001, respectively. No amounts distributed to the Limited Partners for the years ended December 31, 2003, 2002 and 2001, are required to be or have been treated by the Partnership as a return of capital for purposes of calculating the Limited Partners’ return on their adjusted capital contributions. The Partnership intends to continue to make distributions of cash available for distribution to the Limited Partners on a quarterly basis.

During 2000, the General Partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the General Partners’ capital account as of December 31, 1999. Accordingly, the General Partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

As of December 31, 2003 and 2002, the Partnership owed $14,269 and $17,330, respectively, to affiliates for accounting and administrative services. As of March 12, 2004, the Partnership had reimbursed the affiliates for these amounts. Other liabilities, including distributions payable, increased to $1,082,940 at December 31, 2003, from $1,064,171 at December 31, 2002, primarily as a result of an increase in rents paid in advance and deposits. The General Partners believe that the Partnership has sufficient cash on hand to meet its current working capital needs.

Off-Balance Sheet Transactions

The Partnership holds interests in various unconsolidated joint venture and tenancy in common arrangements that are accounted for using the equity method. The General Partners do not believe that any such interest would constitute an off-balance sheet arrangement requiring any additional disclosures under the provisions of the Sarbanes-Oxley Act of 2002.

Contractual Obligations, Contingent Liabilities, and Commitments

The Partnership has no contractual obligations, contingent liabilities, or commitments as of December 31, 2003.

Long-Term Liquidity

The Partnership has no long-term debt or other long-term liquidity requirements.

Critical Accounting Policies

The Partnership’s leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, “Accounting for Leases” (“FAS 13”), and have been accounted for using either the direct financing or the operating method. FAS 13 requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, management assumes that all payments to be received under its leases are collectible. Changes in management’s estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

The Partnership accounts for its unconsolidated joint ventures using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for entities that are partially owned by the Partnership, but for which operations of the investee are shared with other partners. The Partnership’s joint venture agreements require the consent of all partners on all key decisions affecting the operations of the underlying Property.

Management reviews the Partnership’s Properties and investments in unconsolidated entities for impairment at least once a year or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The assessment is based on the carrying amount of the Property or investment at the date it is tested for recoverability compared to the sum of the estimated future cash flows expected to result from its operation and sale through the expected holding period. If an impairment is indicated, the asset is adjusted to its estimated fair value.

Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” Accordingly, when the Partnership makes the decision to sell or commits to a plan to sell a Property within one year, its operating results are reported as discontinued operations.

Results of Operations

Comparison of year ended December 31, 2003 to year ended December 31, 2002

Rental revenues from continuing operations were $2,623,073 during the year ended December 31, 2003 as compared to $2,610,589 for the same period of 2002. The increase in rental revenues from continuing operations during 2003 was due to the acquisition of a Property in Houston, Texas in June 2002. The increase was partially offset by the fact that during 2002, the Partnership collected amounts related to the Properties in Las Cruces and Albuquerque, New Mexico, which had been reserved in a prior year.

The Partnership earned $40,324 in contingent rental income for the year ended December 31, 2003 as compared to $89,619 for the same period of 2002. The decrease in contingent rental income during 2003 was primarily due to lower reported sales and due to a decrease in contingent rental income relating to the Property in Las Cruces, New Mexico as a result of a lease amendment.

During the year ended December 31, 2003, the Partnership earned $616,705 in net income earned by unconsolidated joint ventures as compared to $578,394 for the same period of 2002. Net income earned by unconsolidated joint ventures was higher during 2003, as compared to 2002, because in September 2003, CNL Ocean Shores Joint Venture, in which the Partnership owned a 69.06% interest, sold its vacant Property in Ocean Shores, Washington to a third party and recorded a gain of approximately $413,700. The Partnership recorded its pro-rata share of this gain as equity in earnings of unconsolidated joint ventures. In October 2003, the joint venture was liquidated. In addition, net income earned by unconsolidated joint ventures was higher during 2003 due to the fact that in November 2003, the Partnership invested in a Property in Tucker, Georgia, with CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. as tenants-in-common. Each of the CNL Income Funds is a Florida limited partnership and an affiliate of the General Partners. The increase in net income earned by unconsolidated joint ventures during 2003 was partially offset by the fact that in May 2002 CNL Restaurant Investments III, in which the Partnership owns a 50% interest, sold its Property in Greensboro, North Carolina to the tenant. In addition, in June 2002, Ashland Joint Venture, in which the Partnership owns a 10.51% interest, sold its Property in Ashland, New Hampshire to the tenant. These sales resulted in a net gain of $872,400 to these joint ventures. The Partnership recorded its pro-rata share of this gain as equity in earnings of joint ventures. During 2002, the Partnership received a return of capital from CNL Restaurant Investments III and reinvested these proceeds in a wholly owned Property in Houston, Texas. As a result, rental revenues increased while income earned by unconsolidated joint ventures decreased.

During the year ended December 31, 2003, three lessees (or groups of affiliated tenants) of the Partnership and its consolidated joint venture, (i) Golden Corral Corporation, (ii) Jack in the Box Inc. and Jack in the Box Eastern Division, L.P. (which are affiliated entities under common control of Jack in the Box Inc.) (hereinafter referred to as “Jack in the Box Inc.”), and (iii) Carrols Corporation and Texas Taco Cabana, LP (which are affiliated entities under common control) (hereinafter referred to as (“Carrols Corp.”)), each contributed more than 10% of the Partnership’s total rental revenues (including total rental revenues from the Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates of the General Partners as tenants-in-common). As of December 31, 2003, Golden Corral Corporation was the lessee under leases relating to six restaurants, Jack in the Box Inc. was the lessee under leases relating to five restaurants and Carrols Corp. was the lessee under leases related to six restaurants. It is anticipated that based on the minimum rental payments required by the leases, these three lessees will continue to contribute more than 10% of the Partnership’s total rental revenues during 2004. In addition, during the year ended December 31, 2003, four Restaurant Chains, Golden Corral, Hardee’s, Burger King, and Jack in the Box, each accounted for more than 10% of the Partnership’s total rental revenues (including total rental revenues from the

Partnership’s consolidated joint venture and the Partnership’s share of total rental revenues from Properties owned by unconsolidated joint ventures and Properties owned with affiliates as tenants-in-common). In 2004, it is anticipated that these four Restaurant Chains will continue to account for more than 10% of the Partnership’s total rental revenues to which the Partnership is entitled under the terms of the leases. Any failure of these lessees or Restaurant Chains will materially affect the Partnership’s operating results if the Partnership is not able to re-lease the Properties in a timely manner.

Operating expenses, including depreciation and amortization expense, were $650,471 for the year ended December 31, 2003, as compared to $649,184 for the same period of 2002. While operating expenses in total remained constant during 2003, there was an increase in state tax expense relating to several states in which the Partnership conducts business. In addition, depreciation expense increased during 2003 as a result of the acquisition of the Property in Houston, Texas during 2002. These increases were partially offset by a decrease in the costs incurred for administrative expenses for servicing the Partnership and its Properties.

During 2002, the Partnership identified and sold two Properties located in San Marcos, Texas and Ft. Pierce, Florida. The Partnership recognized a gain of approximately $169,400 on the sale of the Property in San Marcos, Texas and a loss of approximately $2,200 on the sale of the Property in Ft. Pierce, Florida. The Partnership had recorded provisions for write-down of assets totaling $593,934 in previous years relating to the Property in Ft. Pierce, Florida because the tenant vacated the Property and ceased payment of rents to the Partnership in 1999. The provisions represented the difference between the carrying value of the property and its estimated fair value. The Partnership reinvested the proceeds from the sales in additional Properties. During 2003, the Partnership identified for sale its Property in Romulus, Michigan. These Properties are classified as discontinued operations in the accompanying financial statements. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down of assets) of $99,785 and $116,738 during the years ended December 31, 2003 and 2002, respectively, relating to these Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $115,356 and $116,040 during the years ended December 31, 2003 and 2002, respectively, relating to a Property that was identified for sale during the nine months ended September 30, 2004. The financial results for this Property are reflected as discontinued operations in the accompanying financial statements.

Comparison of year ended December 31, 2002 to year ended December 31, 2001

Rental revenues from continuing operations were $2,610,589 during the year ended December 31, 2002 as compared to $2,537,654 for the same period of 2001. The increase in rental revenues from continuing operations during 2002 was due to the acquisition of a Property in Houston, Texas. Although this Property replaced a Property that was sold, the rental revenues and expenses related to disposed Properties are reported as discontinued operations in the financial statements as required by Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

The Partnership earned $89,619 in contingent rental income for the year ended December 31, 2002 as compared to $51,376 for the same period of 2001. Contingent rental income was higher during 2002 because the Partnership deferred the recognition of certain percentage rental income during 2001 until the tenants’ gross sales met certain thresholds in 2002.

During the year ended December 31, 2002, the Partnership earned $6,029 as compared to $32,426 for the same period of 2001 in interest and other income. Interest and other income was lower during 2002 due to a decrease in the average cash balance as a result of the reinvestment of sales proceeds received in 2001 and due to a decline in interest rates.

For the years ended December 31, 2002 and 2001, the Partnership recorded income of $578,394 and a loss of $88,921, respectively, attributable to the net operating results reported by unconsolidated joint ventures in which the Partnership is a co-venturer. The income recognized during 2002, as compared to the losses for the same period of 2001, was primarily attributable to net gains of $872,385 recognized by joint ventures on sales of Properties in 2002. In May 2002, CNL Restaurant Investments III, in which the Partnership owns a 50% interest, sold its Property in Greensboro, North Carolina to the tenant. In addition, in June 2002, Ashland Joint Venture, in which the Partnership owns a 10.51% interest, sold its Property in Ashland, New Hampshire to the tenant.

The increase in net income earned from joint ventures during 2002 was also due to the fact that in April 2001, the Partnership used a portion of the net sales proceeds received from the 2000 sale of its Property in Lancaster, New York to invest in a joint venture arrangement, CNL VIII, X, XII Kokomo Joint Venture, with CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd., each of which is an affiliate of the General Partners, to purchase and hold one restaurant Property. Net income earned from the joint ventures also increased because, in January 2002, the Partnership used the majority of the liquidation proceeds received from the 2001 dissolution of Peoria Joint Venture to invest in a Property in Austin, Texas with CNL Income Fund XVIII, Ltd., an affiliate of the General Partners, as tenants-in-common. The net losses experienced by joint ventures in 2001 was mainly due to the fact that, during 2001, the tenant of the Property owned by CNL Ocean Shores Joint Venture, in which the Partnership owned a 69.06% interest, experienced financial difficulties, ceased operations and vacated the Property. As a result, during 2001 the joint venture stopped recording rental revenue and recorded a provision for write-down of assets of approximately $781,700. The provision represented the difference between the carrying value of the Property and its fair value. The joint venture sold the Property in September 2003.

Operating expenses, including depreciation and amortization expense and provision for write-down of assets, were $649,184 for the year ended December 31, 2002 as compared to $653,527 for the same period of 2001. Operating expenses were higher during 2001, as compared to the same period of 2002, because the Partnership recorded a provision for write-down of assets in the amount of $84,527 in connection with the anticipated sale of the Property in North Richland Hills, Texas. The contract for the sale of this Property was subsequently terminated. In addition, the Partnership incurred higher administrative expenses for servicing the Partnership and its Properties during 2001. The decrease in operating expenses during 2002, as compared to 2001, was partially offset by an increase in depreciation expense as a result of the acquisition of the Property in Houston, Texas.

During the year ended December 31, 2002, the Partnership identified and sold two Properties that were classified as discontinued operations in the accompanying financial statements. The Partnership recognized an aggregate net gain on disposal of discontinued operations of approximately $167,200 relating to these Properties. The Partnership recognized net rental income (rental revenues less Property related expenses and provision for write-down on assets) of $116,738 and a net rental loss of $154,110 during the years ended December 31, 2002 and 2001, respectively, relating to these Properties.

The Partnership recognized income from discontinued operations (rental revenues less property related expenses) of $116,040 and $16,451 during the years ended December 31, 2002 and 2001, respectively, relating to a Property that was identified for sale during the nine months ended September 30, 2004. The Partnership recorded a provision for write-down of assets of approximately $84,500 during the year ended December 31, 2001 relating to this Property. The provision represented the difference between the carrying value of the property and its estimated fair value. The financial results for this Property are reflected as discontinued operations in the accompanying financial statements.

In addition, during 2002, CNL Restaurant Investments III and Ashland Joint Venture each identified and sold a Property. The joint ventures recognized gains of $872,385 from the sales of the Properties in Greensboro, North Carolina and Ashland, New Hampshire. The financial results of these Properties are reflected as discontinued operations in the condensed joint venture financial information presented in the footnotes to the accompanying financial statements. The tenants exercised their option to purchase the Properties under the terms of their respective leases and the proceeds from the sales were reinvested in additional Properties.

The General Partners continuously evaluate strategic alternatives for the Partnership, including alternatives to provide liquidity to the Limited Partners.

The Partnership’s leases as of December 31, 2003, are generally triple-net leases and contain provisions that the General Partners believe mitigate the adverse effect of inflation. Such provisions include clauses requiring the payment of percentage rent based on certain restaurant sales above a specified level and/or automatic increases in base rent at specified times during the term of the lease. Inflation, overall, has had a minimal effect on results of operations of the Partnership. Continued inflation also may cause capital appreciation of the Partnership’s Properties. Inflation and changing prices, however, also may have an adverse impact on the sales of the restaurants and on potential capital appreciation of the Properties.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The General Partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

Item 8.	Financial Statements and Supplementary Data

CNL INCOME FUND X, LTD

(A Florida Limited Partnership)

Report of Independent Registered Certified Public Accounting Firm

To the Partners

CNL Income Fund X, Ltd.

In our opinion, the accompanying balance sheets and the related statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of CNL Income Fund X, Ltd. (a Florida limited partnership) at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1 to the financial statements, on January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.”

/s/ PricewaterhouseCoopers LLP

Orlando, Florida March 24, 2004, except for Note 5 as to which the date is December 2, 2004

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

BALANCE SHEETS

	December 31,
	2003	2002
ASSETS
Real estate properties with operating leases, net	$13,544,970	$13,848,029
Net investment in direct financing leases	7,666,525	8,006,351
Real estate held for sale	938,167	966,101
Investment in joint ventures	3,960,989	4,117,921
Cash and cash equivalents	1,457,105	1,287,619
Receivables	20,513	47,784
Due from related parties	619	—
Accrued rental income, less allowance for doubtful accounts of $4,841 in 2003 and 2002	1,174,958	1,226,029
Other assets	86,000	92,523

	$28,849,846	$29,592,357

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$6,802	$4,532
Real estate taxes payable	13,589	12,836
Distributions payable	900,001	900,001
Due to related parties	14,269	17,330
Rents paid in advance and deposits	162,548	146,802

Total liabilities	1,097,209	1,081,501
Minority interest	61,095	62,980
Partners’ capital	27,691,542	28,447,876

	$28,849,846	$29,592,357

See accompanying notes to financial statements.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

STATEMENTS OF INCOME

	Year Ended December 31,
	2003	2002	2001
Revenues:
Rental income from operating leases	$1,782,730	$1,719,838	$1,637,625
Earned income from direct financing leases	840,343	890,751	900,029
Contingent rental income	40,324	89,619	51,376
Interest and other income	7,039	6,029	32,426

	2,670,436	2,706,237	2,621,456

Expenses:
General operating and administrative	279,000	310,090	345,566
Property related	27,310	22,279	15,162
State and other taxes	49,502	31,076	36,829
Depreciation and amortization	294,659	285,739	255,970

	650,471	649,184	653,527

Income before minority interest and equity in earnings (loss) of unconsolidated joint ventures	2,019,965	2,057,053	1,967,929
Minority interest	(8,141)	(8,262)	(8,695)
Equity in earnings (loss) of unconsolidated joint ventures	616,705	578,394	(88,921)

Income from continuing operations	2,628,529	2,627,185	1,870,313

Discontinued Operations
Income (loss) from discontinued operations	215,141	232,778	(137,659)
Gain on disposal of discontinued operations	—	167,189	—

	215,141	399,967	(137,659)

Net income	$2,843,670	$3,027,152	$1,732,654

Net Income (loss) per limited partner unit
Continuing operations	$0.66	$0.66	$0.47
Discontinued operations	0.05	0.10	(0.04)

	$0.71	$0.76	$0.43

Weighted average number of limited partner units outstanding	4,000,000	4,000,000	4,000,000

See accompanying notes to financial statements.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

STATEMENTS OF PARTNERS’ CAPITAL

Years Ended December 31, 2003, 2002 and 2001

	General Partners		Limited Partners
	Contributions	Accumulated Earnings	Contributions	Distributions	Accumulated Earnings	Syndication Costs	Total
Balance, December 31, 2000	$1,000	$251,935	$40,000,000	$(31,843,151)	$27,268,294	$(4,790,000)	$30,888,078
Distributions to limited partners ($0.90 per limited partner unit)	—	—	—	(3,600,004)	—	—	(3,600,004)
Net income	—	—	—	—	1,732,654	—	1,732,654

Balance, December 31, 2001	1,000	251,935	40,000,000	(35,443,155)	29,000,948	(4,790,000)	29,020,728
Distributions to limited partners ($0.90 per limited partner unit)	—	—	—	(3,600,004)	—	—	(3,600,004)
Net income	—	—	—	—	3,027,152	—	3,027,152

Balance, December 31, 2002	1,000	251,935	40,000,000	(39,043,159)	32,028,100	(4,790,000)	28,447,876
Distributions to limited partners ($0.90 per limited partner unit)	—	—	—	(3,600,004)	—	—	(3,600,004)
Net income	—	—	—	—	2,843,670	—	2,843,670

Balance, December 31, 2003	$1,000	$251,935	$40,000,000	$(42,643,163)	$34,871,770	$(4,790,000)	$27,691,542

See accompanying notes to financial statements.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2003	2002	2001
Cash Flows from Operating Activities:
Net income	$2,843,670	$3,027,152	$1,732,654

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	303,059	315,589	297,383
Amortization of net investment in direct financing lease	364,694	318,245	253,736
Amortization	5,052	5,055	5,025
Minority interest	8,141	8,262	8,695
Equity in earnings of unconsolidated joint ventures, net of distributions	(200,639)	(110,209)	577,013
Gain on sale of assets	—	(167,189)	—
Provision for write-down of assets	—	—	391,186
Decrease (increase) in receivables	27,220	(17,803)	19,048
Decrease (increase) in due from related parties	(568)	309	12,703
Decrease (increase) in accrued rental income	54,137	18,100	(7,388)
Decrease (increase) in other assets	1,471	(10,369)	7,141
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	3,023	(1,993)	(26,225)
Increase (decrease) in due to related parties	(3,061)	11,791	(141,560)
Increase in rents paid in advance and deposits	15,746	69,042	6,342
Decrease in deferred rental income	—	—	(7,903)

Total adjustments	578,275	438,830	1,395,196

Net cash provided by operating activities	$3,421,945	$3,465,982	$3,127,850

Cash Flows from Investing Activities:
Proceeds from sale of real estate properties	—	1,490,229	—
Additions to real estate properties with operating leases	—	(1,281,467)	—
Liquidating distribution from joint venture	541,935	—	899,452
Investment in joint ventures	(184,364)	(915,171)	(211,201)
Return of capital from joint venture	—	571,700	—
Payment of lease costs	—	—	(3,324)

Net cash provided by (used in) investing activities	357,571	(134,709)	684,927

Cash Flows from Financing Activities:
Distributions to limited partners	(3,600,004)	(3,600,004)	(3,600,004)
Distributions to holder of minority interest	(10,026)	(9,538)	(8,537)

Net cash used in financing activities	(3,610,030)	(3,609,542)	(3,608,541)

Net increase (decrease) in cash and cash equivalents	169,486	(278,269)	204,236
Cash and cash equivalents at beginning of year	1,287,619	1,565,888	1,361,652

Cash and cash equivalents at end of year	$1,457,105	$1,287,619	$1,565,888

See accompanying notes to financial statements

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

STATEMENTS OF CASH FLOWS – CONTINUED

	Year Ended December 31,
	2003	2002	2001
Supplemental Schedule of Non-Cash Financing Activities:
Distributions declared and unpaid at December 31	$900,001	$900,001	$900,001

See accompanying notes to financial statements

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2003

1.	Significant Accounting Policies

Organization and Nature of Business - CNL Income Fund X, Ltd. (the “Partnership”) is a Florida limited partnership that was organized for the purpose of acquiring both newly constructed and existing restaurant properties, as well as properties upon which restaurants were to be constructed, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains.

The general partners of the Partnership are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Partnership.

Real Estate and Lease Accounting - The Partnership records the property acquisitions of real estate properties at cost, including acquisition and closing costs. Real estate properties are leased to unrelated third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2003, 2002 and 2001, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $448,900, $392,300 and $409,200, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Partnership provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of a specified threshold. The partnership defers recognition of the contingent rental revenues until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing methods.

Operating method – Property leases accounted for using the operating method are recorded at cost, revenue is recognized as rentals are earned and depreciation is charged to operations as incurred. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. When scheduled rentals vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic rent over the lease term commencing on the date the property is placed in service.

Direct financing method - Leases accounted for using the direct financing method are recorded at their net investment (which at the inception of the lease generally represents the cost of the asset). Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Partnership’s net investment in the leases. For the leases classified as direct financing leases, the building portions of the property leases are accounted for as direct financing leases while a majority of the land portion of these leases are operating leases.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date.

Substantially all leases are for 15 to 20 years and provide for minimum and contingent rentals. The lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

When the properties are sold, the related cost and accumulated depreciation for operating leases and the net investment for direct financing leases, plus any accrued rental income, are removed from the accounts and gains or losses from sales are reflected in income. The general partners of the Partnership review properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. The general partners determine whether an impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts, although the Partnership continues to pursue collection of such amounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Investment in Joint Ventures - The Partnership accounts for its 88.26% interest in Allegan Real Estate Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner’s proportionate share of the equity in the Partnership’s consolidated joint venture. All significant intercompany accounts and transactions have been eliminated.

The Partnership’s investments in four joint ventures and the properties in Clinton, North Carolina; Miami, Florida; Austin, Texas; and Tucker, Georgia, for which each property is held as tenants-in-common with affiliates, are accounted for using the equity method since each joint venture agreement requires the consent of all partners on all key decisions affecting the operations of the underlying property.

Cash and Cash Equivalents - The Partnership considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost plus accrued interest, which approximates market value.

Cash accounts maintained on behalf of the Partnership in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Partnership has not experienced any losses in such accounts.

Lease Costs - Other assets include lease costs incurred in negotiating new leases and are amortized over the terms of the new leases using the straight-line method.

Rents Paid in Advance - Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Income Taxes - Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Partnership is subject to certain state taxes on its income and property. Additionally, for tax purposes, syndication costs are included in Partnership equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Partnership equity and a reduction in the basis of each partner’s investment.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

1.	Significant Accounting Policies - Continued

Use of Estimates - The general partners of the Partnership have made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

Reclassification - Certain items in the prior years’ financial statements have been reclassified to conform to 2003 presentation. These reclassifications had no effect on total partners’ capital, net income or cash flows.

Statement of Financial Accounting Standards No. 144 - Effective January 1, 2002, the Partnership adopted Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that a long-lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. The statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation if the disposal activity was initiated subsequent to the adoption of the Standard.

FASB Interpretation No. 46 - In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46 (“FIN 46”), “Consolidation of Variable Interest Entities” to expand upon and strengthen existing accounting guidance that addresses when a company should include the assets, liabilities and activities of another entity in its financial statements. To improve financial reporting by companies involved with variable interest entities, FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued FASB Interpretation No. 46R (“FIN 46R”), to clarify some of the provisions of FIN 46. Under FIN 46R, special effective date provisions apply to entities that have fully or partially applied FIN 46 prior to issuance of FIN 46R. Otherwise, application of FIN 46R is required in financial statements of public entities that have interests in structures that are commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business issuers, for all other types of variable interest entities is required in financial statements for periods ending after March 15, 2004. The Partnership did not fully or partially apply FIN 46 prior to the issuance of FIN 46R. Also, the Partnership does not have interests in structures commonly referred to as special-purpose entities. Therefore, application of FIN 46R is required in the Partnership’s financial statements for periods ending after March 15, 2004. The general partners believe adoption of this standard may result in either consolidation or additional disclosure requirements of the Partnership’s unconsolidated joint ventures, which are currently accounted for under the equity method. However, such consolidation is not expected to significantly impact the Partnership’s results of operations.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

2.	Real Estate Properties with Operating Leases

Real estate properties with operating leases consisted of the following at December 31:

	2003	2002
Land	$8,019,375	$8,019,375
Building	8,141,147	8,141,147

	16,160,522	16,160,522
Less accumulated depreciation	(2,615,552)	(2,312,493)

	$13,544,970	$13,848,029

In June 2002, the Partnership reinvested the majority of the proceeds from the sale of the property in San Marcos, Texas and a portion of the return of capital received from CNL Restaurant Investments III from the sale of its property in Greensboro, North Carolina in a property in Houston, Texas at an approximate cost of $1,281,500. The Partnership acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners.

The following is a schedule of the future minimum lease payments to be received on non-cancellable operating leases at December 31, 2003:

2004	$2,002,335
2005	2,016,183
2006	1,982,223
2007	1,321,369
2008	1,216,660
Thereafter	4,770,163

	$13,308,933	(1)

(1)	Excludes one property which was classified as real estate held for sale.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

3.	Net Investment in Direct Financing Leases

The following lists the components of the net investment in direct financing leases at December 31:

	2003	2002
Minimum lease payments receivable	$9,297,085	$10,477,254
Estimated residual values	3,040,968	3,040,968
Less unearned income	(4,671,528)	(5,511,871)

Net investment in direct financing leases	$7,666,525	$8,006,351

The following is a schedule of future minimum lease payments to be received on the direct financing leases at December 31, 2003:

2004	$1,190,953
2005	1,192,288
2006	1,192,608
2007	1,235,510
2008	1,248,167
Thereafter	3,237,559

	$9,297,085	(1)

(1)	Excludes one property which was classified as real estate held for sale.

4.	Investment in Joint Ventures

The Partnership has a 50%, a 10.51%, a 40.95%, a 10%, a 13% and a 6.69% interest in the profits and losses of CNL Restaurant Investments III, Ashland Joint Venture, Williston Real Estate Joint Venture, CNL VIII, X, XII Kokomo Joint Venture, and a property in Clinton, North Carolina, and a property in Miami, Florida, held as tenants-in-common with affiliates of the general partners. The remaining interests in these joint ventures are held by affiliates of the Partnership which have the same general partners.

In January 2002, the Partnership reinvested a portion of the liquidation proceeds received during 2001 from Peoria Joint Venture, in which the Partnership owned a 52% interest, in a property in Austin, Texas, as tenants-in-common, with CNL Income Fund XVIII, Ltd., an affiliate of the general partners. The Partnership acquired this property from CNL Funding 2001-A, LP, an affiliate of the general partners. The Partnership and CNL Income Fund XVIII, Ltd. entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $915,200 for an 81.65% interest in this property.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures - Continued

In May 2002, CNL Restaurant Investments III, in which the Partnership owns a 50% interest, sold its property in Greensboro, North Carolina to the tenant and received net sales proceeds of $1,143,500, resulting in a gain to the joint venture of approximately $371,500. The Partnership received approximately $571,700 as a return of capital from the joint venture. In addition, in June 2002, Ashland Joint Venture, in which the Partnership owns a 10.51% interest, sold its property in Ashland, New Hampshire to the tenant and received net sales proceeds of $1,472,900, resulting in a gain of approximately $500,900. Ashland Joint Venture used the majority of the proceeds to invest in a property in San Antonio, Texas at an approximate cost of $1,343,000. The Partnership and joint venture acquired these properties from CNL Funding 2001-A, LP, an affiliate of the general partners. The financial results relating to the properties in Greensboro, North Carolina and Ashland, New Hampshire are reflected as discontinued operations in the combined condensed financial information below.

In September 2003, CNL Ocean Shores Joint Venture, in which the Partnership owned a 69.06% interest, sold its property to a third party for $824,600 resulting in a gain of approximately $413,700. The joint venture recorded provisions for write-down of assets in previous years relating to this property. The Partnership and the joint venture partner dissolved the joint venture in accordance with the joint venture agreement and did not recognize a gain or loss on the dissolution. The Partnership received approximately $541,900 representing its pro rata share of the liquidation proceeds. The General Partners intend to reinvest the liquidation proceeds in an additional property. The financial results relating to this property are reflected as discontinued operations in the combined condensed financial information below.

In November 2003, the Partnership and CNL Income Fund XIII, Ltd, CNL Income Fund XIV, Ltd., and CNL Income Fund XV, Ltd., as tenants-in-common, invested in a property in Tucker, Georgia. Each of the CNL Income Funds is an affiliate of the general partners. The Partnership and affiliates entered into an agreement whereby each co-venturer will share in the profits and losses of the property in proportion to its applicable percentage interest. The Partnership contributed approximately $184,400 for a 12% interest in the property.

CNL Restaurant Investments III owns five properties. Ashland Joint Venture, Williston Real Estate Joint Venture, CNL VIII, X, XII Kokomo Joint Venture and the Partnership and affiliates as tenants-in-common in four separate tenancy-in-common arrangements, each own one property.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

4.	Investment in Joint Ventures - Continued

The following presents the joint ventures’ combined, condensed financial information at December 31:

	December 31, 2003	December 31, 2002
Real estate properties with operating leases, net	$12,361,495	$11,096,447
Net investment in direct financing leases	615,982	633,362
Real estate held for sale	—	377,303
Cash	71,873	31,871
Receivables	18,000	20,476
Accrued rental income	82,525	79,333
Other assets	42,889	27,511
Liabilities	10,004	11,670
Partners’ capital	13,182,760	12,254,633

	Years Ended December 31,
	2003	2002	2001
Continuing Operations:
Revenues	$1,399,225	$1,315,445	$1,135,785
Expenses	(319,278)	(303,587)	(250,811)

Income from continuing operations	1,079,947	1,011,858	884,974
Discontinued Operations:
Revenues	—	83,519	254,185
Expenses	(15,827)	(46,147)	(73,210)
Provision for write-down of assets	—	—	(781,741)
Gain on disposal of real estate properties	413,665	872,385	—

	397,838	909,757	(600,766)
Net income	$1,477,785	$1,921,615	$284,208

The Partnership recognized income of $616,705, $578,394 and a loss of $88,921 for the years ended December 31, 2003, 2002 and 2001, respectively, from these joint ventures.

5.	Discontinued Operations

During 2002, the Partnership sold its property in San Marcos, Texas to a third party and received net sales proceeds of approximately $1,161,100, resulting in a gain of approximately $169,400. In addition, the Partnership sold its property in Ft. Pierce, Florida to a third party and received net sales proceeds of approximately $329,200, resulting in a loss of approximately $2,200. The Partnership had recorded provisions for write-down of assets of approximately $593,900 in previous years because the tenant vacated the property in Ft. Pierce, Florida and the Partnership had not been able to re-lease the property. The provisions represented the difference between the carrying value of the property and its estimated fair value. During 2003, the Partnership identified an additional property for sale. As a result, the property was

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

5.	Discontinued Operations - Continued

reclassified from real estate properties with operating leases and net investment in direct financing leases to real estate held for sale. The reclassified assets were recorded at the lower of their carrying amounts or fair value, less cost to sell. The financial results relating to these properties are reflected as discontinued operations in the accompanying financial statements.

During 2004, the Partnership identified for sale its property in North Richland Hills, Texas. The financial results for this property are reflected as discontinued operations in the accompanying financial statements.

The operating results of the discontinued operations for these properties are as follows:

	Year Ended December 31,
	2003	2002	2001
Rental revenues	$228,905	$287,181	$321,846
Expenses	(13,764)	(54,403)	(68,319)
Provision for write-down of assets	—	—	(391,186)

Income (loss) from discontinued operations	$215,141	$232,778	$(137,659)

6.	Allocations and Distributions

From inception through December 31, 1999, all net income and net losses of the Partnership, excluding gains and losses from the sale of properties, were allocated 99% to the limited partners and one percent to the general partners. From inception through December 31, 1999, distributions of net cash flow were made 99% to the limited partners and one percent to the general partners. However, the one percent of net cash flow to be distributed to the general partners was subordinated to receipt by the limited partners of an aggregate, 10%, cumulative, noncompounded annual return on their adjusted capital contributions (the “10% Preferred Return”).

From inception through December 31, 1999, generally, net sales proceeds from the sale of properties not in liquidation of the Partnership, to the extent distributed, were distributed first to the limited partners in an amount sufficient to provide them with their 10% Preferred Return, plus the return of their adjusted capital contributions.

The general partners then received, to the extent previously subordinated and unpaid, a one percent interest in all prior distributions of net cash flow and a return of their capital contributions. Any remaining sales proceeds were distributed 95% to the limited partners and five percent to the general partners. Any gain from the sale of a property not in liquidation of the Partnership was, in general, allocated in the same manner as net sales proceeds are distributable. Any loss from the sale of a property was, in general, allocated first, on a pro rata basis, to partners with positive balances in their capital accounts; and thereafter, 95% to the limited partners and 5% to the general partners.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

6.	Allocations and Distributions - Continued

Generally, net sales proceeds from a liquidating sale of properties, will be used in the following order: (i) first to pay and discharge all of the Partnership’s liabilities to creditors, (ii) second, to establish reserves that may be deemed necessary for any anticipated or unforeseen liabilities or obligations of the Partnership, (iii) third, to pay all of the Partnership’s liabilities, if any, to the general and limited partners, (iv) fourth, after allocations of net income, gains and/or losses, to distribute to the partners with positive capital accounts balances, in proportion to such balances, up to amounts sufficient to reduce such positive balances to zero, and (v) thereafter, any funds remaining shall then be distributed 95% to the limited partners and 5% to the general partners.

Effective January 1, 2000, the general partners waived their right to receive future distributions from the Partnership, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Partnership’s net income will be allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years. Accordingly, the general partners were not allocated any net income and did not receive any distributions during the years ended December 31, 2003, 2002 and 2001.

During the years ended December 31, 2003, 2002 and 2001, the Partnership declared distributions to the limited partners of $3,600,004. No distributions have been made to the general partners to date.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

7.	Income Taxes

The following is a reconciliation of net income for financial reporting purposes to net income for federal income tax purposes for the years ended December 31:

	2003	2002	2001
Net income for financial reporting purposes	$2,843,670	$3,027,152	$1,732,654
Effect of timing differences relating to depreciation	(138,015)	(126,906)	(159,214)
Direct financing leases recorded as operating leases for tax reporting purposes	364,695	308,494	253,735
Effect of timing differences relating to equity in earnings of unconsolidated joint ventures	(617,784)	41,104	635,668
Effect of timing differences relating to gain on sale of real estate properties	—	(562,039)	—
Provision for write-down of assets	—	—	391,186
Effect of timing differences relating to allowance for doubtful accounts	—	(24,814)	(259,699)
Accrued rental income	54,137	43,062	(32,350)
Deferred rental income	—	(24,962)	(1,645)
Rents paid in advance	15,746	68,542)	25,046
Effect of timing differences relating to minority interest	(500)	(634)	1,089
Other	(385)	—	—

Net income for federal income tax purposes	$2,521,564	$2,748,999	$2,586,470

8.	Related Party Transactions

One of the individual general partners, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (formerly known as CNL American Properties Fund, Inc.) served as the Partnership’s advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (the “Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

8.	Related Party Transactions - Continued

The Advisor provides services pursuant to a management agreement with the Partnership. In connection therewith, the Partnership has agreed to pay the Advisor an annual, noncumulative, subordinated management fee of one percent of the sum of gross revenues from properties wholly owned by the Partnership and the Partnership’s allocable share of gross revenues from joint ventures, but not in excess of competitive fees for comparable services. These fees will be incurred and will be payable only after the limited partners receive their 10% Preferred Return. Due to the fact that these fees are noncumulative, if the limited partners do not receive their 10% Preferred Return in any particular year, no management fees will be due or payable for such year. As a result of such threshold, no management fees were incurred during the years ended December 31, 2003, 2002, and 2001.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or 3% of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. In addition, the real estate disposition fee is subordinated to the receipt by the limited partners of their aggregate 10% Preferred Return, plus their adjusted capital contributions. No deferred, subordinated real estate disposition fees have been incurred since inception.

In January 2002, the Partnership and CNL Income Fund XVIII, Ltd., as tenants-in-common, acquired a property, in Austin, Texas, for a purchase price of approximately $1,120,800. In addition, in June 2002, the Partnership acquired a property in Houston, Texas for a purchase price of approximately $1,281,500 and, in a separate transaction, Ashland Joint Venture acquired a property in San Antonio, Texas for an approximate cost of $1,343,000. The Partnership acquired these Properties from CNL Funding 2001-A, LP, an affiliate of the general partners. CNL Funding 2001-A, LP had purchased and temporarily held title to the properties in order to facilitate the acquisition of the properties by the Partnership and the joint ventures. The respective purchase prices paid by the Partnership and the joint ventures represented the costs incurred by CNL Funding 2001-A, LP to acquire and carry the properties.

During the years ended December 31, 2003, 2002, and 2001, the Partnership’s advisor and its affiliates provided accounting and administrative services. The Partnership incurred $164,623, $209,751 and $204,843 for the years ended December 31, 2003, 2002, and 2001, respectively, for such services.

The amounts due to related parties at December 31, 2003 and 2002, totaled $14,269 and $17,330, respectively.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

9.	Concentration of Credit Risk

The following schedule presents total rental revenues from individual lessees, or affiliated groups of lessees, each representing more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Corporation	$725,103	$743,095	$702,567
Jack in the Box Inc.	375,721	450,222	506,446
Carrols Corp.	461,486	412,820	N/A
Burger King Corporation	N/A	N/A	339,808

In addition, the following schedule presents total rental revenues from individual restaurant chains, each representing more than 10% of the Partnership’s total rental revenues (including the Partnership’s share of total rental revenues from unconsolidated joint ventures and the properties held as tenants-in-common with affiliates of the general partners) for each of the years ended December 31:

	2003	2002	2001
Golden Corral Buffet and Grill	$725,103	$743,095	$702,567
Burger King	623,288	678,506	741,334
Jack in the Box	375,721	450,222	506,446
Hardee’s	367,274	378,031	384,914

The information denoted by N/A indicates that for each period presented, the tenant did not represent more than 10% of the Partnership’s total rental revenues.

Although the Partnership’s properties have some geographic diversity in the United States and the Partnership’s lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Partnership’s revenues will significantly impact the results of operations of the Partnership if the Partnership is not able to re-lease the properties in a timely manner.

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data

The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2003 and 2002:

2003 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$657,838	$659,643	$659,043	$693,912	$2,670,436
Equity in earnings of unconsolidated joint ventures	74,890	79,616	370,078	92,121	616,705
Income from continuing operations	528,586	583,909	881,394	634,640	2,628,529
Discontinued operations (1):
Revenues	56,831	56,654	56,472	58,948	228,905
Income from discontinued operations	53,256	53,291	53,109	55,485	215,141
Net income	581,842	637,200	934,503	690,125	2,843,670
Income per limited partner unit:
Continuing operations	$0.13	$0.15	$0.22	$0.16	$0.66
Discontinued operations	0.02	0.01	0.01	0.01	0.05

	$0.15	$0.16	$0.23	$0.17	$0.71

CNL INCOME FUND X, LTD.

(A Florida Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2003, 2002, and 2001

10.	Selected Quarterly Financial Data - Continued

2002 Quarter	First	Second	Third	Fourth	Year
Continuing Operations (1):
Revenues	$660,286	$637,697	$693,926	$714,328	$2,706,237
Equity in earnings of unconsolidated joint ventures	82,433	329,671	89,270	77,020	578,394
Income from continuing operations	555,777	797,762	632,518	641,128	2,627,185
Discontinued operations (1):
Revenues	83,238	89,770	57,171	57,002	287,181
Income from and gain on disposal of discontinued operations	71,189	239,926	44,562	44,290	399,967
Net income	626,966	1,037,688	677,080	685,418	3,027,152
Income per limited partner unit:
Continuing operations	$0.14	$0.20	$0.16	$0.16	$0.66
Discontinued operations	0.02	0.06	0.01	0.01	0.10

	$0.16	$0.26	$0.17	$0.17	$0.76

(1)	Certain items in the quarterly financial data have been reclassified to conform to 2003 presentation. This reclassification had no effect on net income. The results of operations relating to properties that were identified for sale as of December 31, 2001 but sold subsequently are reported as continuing operations. The results of operations relating to properties that were either identified for sale and disposed of subsequent to January 1, 2002, or were classified as held for sale as of December 31, 2003, or were identified for sale during the nine months ended September 30, 2004, are reported as discontinued operations for all periods presented.

Item 15.	Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)	The following documents are filed as part of this report.

1.	Financial Statements

Report of Independent Registered Certified Public Accounting Firm

Balance Sheets at December 31, 2003 and 2002

Statements of Income for the years ended December 31, 2003, 2002, and 2001

Statements of Partners’ Capital for the years ended December 31, 2003, 2002, and 2001

Statements of Cash Flows for the years ended December 31, 2003, 2002, and 2001

Notes to Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated this 2nd day of December 2004.

CNL INCOME FUND X, LTD.

By:	CNL REALTY CORPORATION
General Partner

	By:	/s/ ROBERT A. BOURNE
ROBERT A. BOURNE
President and Chief Executive Officer